Exhibit (11)


Firm:  Coopers & Lybrand, L.L.P.
       A Professional Services Firm

Consent of Independent Auditors

We consent to the inclusion in Post-Effective Amendment No. 11 to the Registration Statement of Alameda-Contra Costa Medical Association Collective Investment Trust for Retirement Plans on Form N-1A (File No. 33-32684)of our report dated February 13, 1998 on our audit of the financial statements of Alameda-Contra Costa Medical Association Collective Investment Trust For Retirement Plans.

Coopers & Lybrand, L.L.P.
San Francisco, California
April 24, 1998